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                                                                    EXHIBIT 4.1

                          TYCO INTERNATIONAL GROUP S.A.

              SERIES A 2.75% CONVERTIBLE SENIOR DEBENTURES DUE 2018
             SERIES B 3.125% CONVERTIBLE SENIOR DEBENTURES DUE 2023


                                    INDENTURE

                          DATED AS OF JANUARY 13, 2003

                             TYCO INTERNATIONAL LTD.

                                    GUARANTOR

                                 U.S. BANK, N.A.

                                     TRUSTEE

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE                                             1

      Section 1.1    Definitions.................................................................1

      Section 1.2    Other Definitions...........................................................6

      Section 1.3    Incorporation by Reference of Trust Indenture Act...........................8

      Section 1.4    Rules of Construction.......................................................8

      Section 1.5    Acts of Holders.............................................................8

ARTICLE II THE SECURITIES........................................................................9

      Section 2.1    Form and Dating.............................................................9

      Section 2.2    Execution and Authentication...............................................11

      Section 2.3    Registrar, Paying Agent and Conversion Agent...............................11

      Section 2.4    Paying Agent to Hold Money and Securities in Trust.........................12

      Section 2.5    Securityholder Lists.......................................................12

      Section 2.6    Transfer and Exchange......................................................12

      Section 2.7    Replacement Securities.....................................................14

      Section 2.8    Outstanding Securities; Determinations of Holders' Action..................15

      Section 2.9    Temporary Securities.......................................................15

      Section 2.10   Cancellation...............................................................16

      Section 2.11   Persons Deemed Owners......................................................16

      Section 2.12   Global Securities..........................................................16

      Section 2.13   CUSIP Numbers..............................................................18

ARTICLE III REDEMPTION AND PURCHASES............................................................19

      Section 3.1    Right to Redeem; Notices to Trustee........................................19

      Section 3.2    Selection of Securities to Be Redeemed.....................................19

      Section 3.3    Notice of Redemption.......................................................19

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      Section 3.4    Effect of Notice of Redemption.............................................20

      Section 3.5    Deposit of Redemption Price................................................21

      Section 3.6    Securities Redeemed in Part................................................21

      Section 3.7    Conversion Arrangement on Call for Redemption..............................21

      Section 3.8    Purchase of Securities at Option of the Holder.............................22

      Section 3.9    Purchase of Securities at Option of the Holder upon Fundamental Change.....27

      Section 3.10   Effect of Purchase Notice or Fundamental Change Purchase Notice............30

      Section 3.11   Deposit of Purchase Price or Fundamental Change Purchase Price.............31

      Section 3.12   Securities Purchased in Part...............................................32

      Section 3.13   Covenant to Comply With Securities Laws Upon Purchase of Securities........32

      Section 3.14   Repayment to the Company...................................................32

      Section 3.15   Redemption Upon Changes in Withholding Taxes...............................33

ARTICLE IV COVENANTS............................................................................34

      Section 4.1    Payment of Securities......................................................34

      Section 4.2    SEC and Other Reports......................................................34

      Section 4.3    Compliance Certificate.....................................................34

      Section 4.4    Further Instruments and Acts...............................................35

      Section 4.5    Maintenance of Office or Agency............................................35

      Section 4.6    Delivery of Certain Information............................................35

      Section 4.7    Payment of Additional Amounts..............................................36

ARTICLE V SUCCESSOR CORPORATION.................................................................37

      Section 5.1    When Company or Guarantor May Merge or Transfer Assets.....................37

ARTICLE VI DEFAULTS AND REMEDIES................................................................39

      Section 6.1    Events of Default..........................................................39

      Section 6.2    Acceleration...............................................................40

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
      Section 6.3    Other Remedies.............................................................41

      Section 6.4    Waiver of Past Defaults....................................................41

      Section 6.5    Control by Majority........................................................41

      Section 6.6    Limitation on Suits........................................................42

      Section 6.7    Rights of Holders to Receive Payment.......................................42

      Section 6.8    Collection Suit by Trustee.................................................42

      Section 6.9    Trustee May File Proofs of Claim...........................................43

      Section 6.10   Priorities.................................................................43

      Section 6.11   Undertaking for Costs......................................................44

      Section 6.12   Waiver of Stay, Extension or Usury Laws....................................44

ARTICLE VII TRUSTEE.............................................................................44

      Section 7.1    Duties of Trustee..........................................................44

      Section 7.2    Rights of Trustee..........................................................45

      Section 7.3    Individual Rights of Trustee...............................................47

      Section 7.4    Trustee's Disclaimer.......................................................47

      Section 7.5    Notice of Defaults.........................................................47

      Section 7.6    Reports by Trustee to Holders..............................................47

      Section 7.7    Compensation and Indemnity.................................................48

      Section 7.8    Replacement of Trustee.....................................................48

      Section 7.9    Successor Trustee by Merger................................................49

      Section 7.10   Eligibility; Disqualification..............................................49

      Section 7.11   Preferential Collection of Claims Against Company..........................49

ARTICLE VIII DISCHARGE OF INDENTURE.............................................................50

      Section 8.1    Discharge of Liability on Securities.......................................50

      Section 8.2    Repayment to the Company...................................................50

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
ARTICLE IX AMENDMENTS...........................................................................50

      Section 9.1    Without Consent of Holders.................................................50

      Section 9.2    With Consent of Holders....................................................51

      Section 9.3    Compliance with Trust Indenture Act........................................51

      Section 9.4    Revocation and Effect of Consents, Waivers and Actions.....................52

      Section 9.5    Notation on or Exchange of Securities......................................52

      Section 9.6    Trustee to Sign Supplemental Indentures....................................52

      Section 9.7    Effect of Supplemental Indentures..........................................52

ARTICLE X CONVERSIONS...........................................................................52

      Section 10.1   Conversion Privilege.......................................................52

      Section 10.2   Conversion Procedure.......................................................53

      Section 10.3   Fractional Shares..........................................................55

      Section 10.4   Taxes on Conversion........................................................55

      Section 10.5   Company to Provide Stock...................................................55

      Section 10.6   Adjustment for Change In Capital Stock.....................................55

      Section 10.7   Adjustment for Rights Issue................................................56

      Section 10.8   Adjustment for Other Distributions.........................................58

      Section 10.9   When Adjustment May Be Deferred............................................61

      Section 10.10  When No Adjustment Required................................................61

      Section 10.11  Notice of Adjustment.......................................................62

      Section 10.12  Voluntary Increase.........................................................62

      Section 10.13  Notice of Certain Transactions.............................................62

      Section 10.14  Reorganization of Tyco; Special Distributions..............................63

      Section 10.15  Company or Tyco Determination Final........................................63

      Section 10.16  Trustee's Adjustment Disclaimer............................................63

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
      Section 10.17  Simultaneous Adjustments...................................................64

      Section 10.18  Successive Adjustments.....................................................64

ARTICLE XI GUARANTEES...........................................................................64

      Section 11.1   Guarantees.................................................................64

      Section 11.2   Execution and Delivery of Guarantees.......................................65

      Section 11.3   Release of Guarantees......................................................66

ARTICLE XII MISCELLANEOUS.......................................................................66

      Section 12.1   Trust Indenture Act Controls...............................................66

      Section 12.2   Notices....................................................................67

      Section 12.3   Communication by Holders with Other Holders................................68

      Section 12.4   Certificate and Opinion as to Conditions Precedent.........................68

      Section 12.5   Statements Required in Certificate or Opinion..............................68

      Section 12.6   Separability Clause........................................................69

      Section 12.7   Rules by Trustee, Paying Agent, Conversion Agent and Registrar.............69

      Section 12.8   Legal Holidays.............................................................69

      Section 12.9   GOVERNING LAW..............................................................69

      Section 12.10  No Recourse Against Others.................................................69

      Section 12.11  Successors.................................................................69

      Section 12.12  Multiple Originals.........................................................70

      Section 12.13  Submission to Jurisdiction.................................................70

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          INDENTURE dated as of January 13, 2003 among TYCO INTERNATIONAL GROUP
S.A., a Luxembourg company (the "Company"), TYCO INTERNATIONAL LTD., a Bermuda company ("Tyco" and, in its capacity as guarantor, the "Guarantor"), and U.S. BANK, N.A. (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Series A 2.75% Convertible Senior Debentures due 2018 and Series B 3.125% Convertible Senior Debentures due 2023:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   DEFINITIONS

          "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1 or Exhibit A-2, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Bloomberg" means the information service operated by Bloomberg L.P. under the tradename "Bloomberg Professional Service" or any successor thereto.

          "Board of Directors" means either the board of directors of the Company or the Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company or the Guarantor, as the case may be, to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means, with respect to any Security, a day that in The City of New York and the City of Boston, Massachusetts, is not a day on which banking institutions are authorized by law or regulation to close.

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          "Capital Stock" for any Person means any and all shares, interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

          "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-3 and Exhibit A-4.

          "Common Shares" means the Common Shares, $0.20 par value per share, of Tyco as they exist on the date of this Indenture or any other shares of Capital Stock of Tyco into which the Common Shares shall be reclassified or changed.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

          "Conversion Price" means $1,000 in Principal Amount of the Securities divided by the Conversion Rate then presently in effect.

          "Corporate Trust Office" means the office of the Trustee at which at any time its corporate trust business relating to the Securities shall be administered, which office at the date hereof is located at 2 Avenue de Lafayette, Boston MA 02111, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Debt Securities Guarantor" means Tyco or any Subsidiary that executes a guarantee of the Debt Securities contemplated by Section 3.11 of the Indenture dated as of June 9, 1998 by and among the Company, Tyco and The Bank of New York.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1 and Exhibit A-2, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a 144A Global Security.

          "Guarantee" means any of the unconditional and unsubordinated guarantees by the Guarantor of the due and punctual payment of principal of and interest and premium, if any, on a series of the Securities and the issuance of Common Shares pursuant to this Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call

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for redemption, upon a Purchase Date or otherwise in accordance with the terms of such Securities and this Indenture.

          "Guarantor" means Tyco until a successor replaces such party pursuant to Article V of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (it being understood that letters of credit, bankers acceptances, performance bonds, performance guaranties, bank guaranties and similar instruments shall constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with generally accepted accounting principles),
(iv) all obligations to pay the deferred purchase price of property or services, except (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Initial Purchasers" means the initial purchasers named in the Purchase Agreement.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

          "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company, Tyco or any Subsidiary and not to the Company, Tyco or any Subsidiary personally.

          "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice

                                        3
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President, the Treasurer or the Secretary, any Assistant Treasurer or Assistant
Secretary or any Managing Director or Director of the Company or the Guarantor, as the case may be.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company or the Guarantor, as the case may be, by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by an authorized financial or accounting Officer of the Company or the Guarantor, as the case may be, but need not contain the information specified in Sections 12.4 and 12.5.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company, the Guarantor or the Trustee.

          "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal Amount" of a Security means the Principal Amount as set forth on the face of the Security.

          "Purchase Agreement" means the Purchase Agreement, dated as of January 7, 2003, entered into by the Company, the Guarantor and the Initial Purchasers in connection with the sale of the Securities.

          "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

          "Redemption Price" or "redemption price" has the meaning set forth in paragraph 5 of the Securities.

          "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Securities set forth in Exhibits A-1 and A-2 of this Indenture.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SEC" means the Securities and Exchange Commission.

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          "Securities" means any of the Company's Series A Debentures and Series
B Debentures, as amended or supplemented from time to time, issued under this Indenture.

          "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

          "Series A Debentures" means any of the Company's Series A 2.75% Convertible Senior Debentures due 2018, as amended or supplemented from time to time, issued under this Indenture.

          "Series B Debentures" means any of the Company's Series B 3.125% Convertible Senior Debentures due 2023, as amended or supplemented from time to time, issued under this Indenture.

          "Significant Subsidiary Guarantor" means any one or more Debt Securities Guarantors (other than Tyco) which, at the date of determination, together with its or their respective Subsidiaries in the aggregate (i) for the most recently completed fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the consolidated assets of the Company, as determined in accordance with generally accepted accounting principles and reflected on the Company's consolidated financial statements.

          "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

          "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by, (i) with respect to the Company, the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, and (ii) with respect to the Guarantor, the Guarantor or by one or more Subsidiaries or by the Guarantor and one or more Subsidiaries,

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "trading day" means a day, other than an abbreviated trading day, during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the Nasdaq Stock Market or, if the Common Shares are not quoted on the Nasdaq Stock Market, on the principal other market on which the Common Shares are then traded.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

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          "Tyco" means the party named as "Tyco" in the first paragraph of this
Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.2   OTHER DEFINITIONS

Term Section:                                                                   Defined in:
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
"Additional Amounts"....................................................................4.7

"Agent Members".....................................................................2.12(e)

"Associate"..........................................................................3.9(a)

"Average Sale Price"...................................................................10.7

"beneficial owner"...................................................................3.9(a)

"cash"...............................................................................3.8(c)

"Company Notice".....................................................................3.8(e)

"Company Notice Date"................................................................3.8(e)

"Conversion Agent"......................................................................2.3

"Conversion Date"......................................................................10.2

"Conversion Rate"......................................................................10.1

"Depositary".........................................................................2.1(a)

"DTC"................................................................................2.1(a)

"Event of Default"......................................................................6.1

"Exchange Act".......................................................................3.8(d)

"Exchange Party".......................................................................10.2

"Ex-Dividend Time".....................................................................10.1

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
"Expiration Time"...................................................................10.8(3)

"Extraordinary Cash Dividend".......................................................10.8(2)

"Fundamental Change".................................................................3.9(a)

"Fundamental Change Purchase Date"...................................................3.9(a)

"Fundamental Change Purchase Notice".................................................3.9(a)

"Fundamental Change Purchase Price"..................................................3.9(a)

"Legal Holiday"........................................................................12.8

"Legend".............................................................................2.6(f)

"Market Price".......................................................................3.8(d)

"Notice of Default".....................................................................6.1

"Paying Agent"..........................................................................2.3

"Purchase Date"......................................................................3.8(a)

"Purchase Notice"....................................................................3.8(a)

"Purchase Price".....................................................................3.8(a)

"QIB"................................................................................2.1(a)

"Registrar".............................................................................2.3

"Rule 144A Information".................................................................4.6

"Sale Price".........................................................................3.8(d)

"Securities Act".....................................................................3.8(d)

"Spin-off".............................................................................10.8

"Taxes".................................................................................4.7

"Taxing Authority".....................................................................3.15

"Time of Determination"................................................................10.1

"Withholding Tax Redemption"...........................................................3.14

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SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4   RULES OF CONSTRUCTION

          Unless the context otherwise requires:

       (1) a term has the meaning assigned to it;

       (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

       (3) "or" is not exclusive;

       (4) "including" means including, without limitation; and

       (5) words in the singular include the plural, and words in the plural include the singular.

SECTION 1.5   ACTS OF HOLDERS

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and

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conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Registered Securities shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1   FORM AND DATING

          The Securities, the Guarantees and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 through A-4, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     (a) 144A GLOBAL SECURITIES. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company, endorsed by the Guarantor and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

          Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

     (c) BOOK-ENTRY PROVISIONS. The Company shall execute, the Guarantor shall endorse and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO TYCO INTERNATIONAL GROUP S.A. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN

ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

SECTION 2.2   EXECUTION AND AUTHENTICATION

          The Securities (with Guarantees endorsed thereon) shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon. The signature of the officer of the Company on the Securities, and the signature of the officer of the Guarantor on the Guarantees, may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $2,500,000,000 Series A Debentures (subject to increase by up to $500,000,000 in the event the Initial Purchasers exercise the option to purchase additional Securities granted to them in the Purchase Agreement) and $1,250,000,000 Series B Debentures (subject to increase by up to $250,000,000 in the event the Initial Purchasers exercise the option to purchase additional Securities granted to them in the Purchase Agreement) upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amounts set forth in the foregoing sentence, except as provided in Section 2.7.

          The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

SECTION 2.3   REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

SECTION 2.4   PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST.

          Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Shares (if payment may be made by delivery of Common Shares) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Shares held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Shares so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Shares held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Shares held by it to the Trustee and to account for any funds and Common Shares disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Shares.

SECTION 2.5   SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6   TRANSFER AND EXCHANGE.

          Subject to Section 2.12 hereof:

     (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

          At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

     (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (f) If Securities (with Guarantees endorsed thereon) are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1, A-2, A-3 or A-4 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security (with a Guarantee endorsed thereon) that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

SECTION 2.7   REPLACEMENT SECURITIES

          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company, the Guarantor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Guarantor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, the Guarantor shall endorse and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Company and the Guarantor) connected therewith.

          Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8   OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7 delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles VI and IX).

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

          If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

SECTION 2.9   TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, the Guarantor shall endorse and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.10  CANCELLATION.

          All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.2) shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

SECTION 2.11  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of the Securities with respect to record dates) interest on the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 2.12  GLOBAL SECURITIES.

     (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and this Section 2.12.

     (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided.

Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (d) As used in the preceding three paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

       (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that
           (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such

           Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

       (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

       (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

       (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

       (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13  CUSIP NUMBERS.

          The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                            REDEMPTION AND PURCHASES

SECTION 3.1   RIGHT TO REDEEM; NOTICES TO TRUSTEE.

          The Company, at its option, may redeem either series of the Securities in accordance with the provisions of paragraph 5 of that series of Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of each series of Securities to be redeemed and the Redemption Price of each series of Securities to be redeemed.

          The Company shall give the notice to the Trustee provided for in this
Section 3.1 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.2   SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all the Securities of a series are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities of such series to be redeemed on a pro rata basis (so long as such method is not prohibited by the rules of any stock exchange on which such series of the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000.

          Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3   NOTICE OF REDEMPTION.

          At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail, or shall cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities of the series to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

       (1)  the Redemption Date;

       (2) the Redemption Price including the amount of accrued and unpaid interest to be paid on such Securities;

       (3)  the then current Conversion Rate;

       (4)  the name and address of the Paying Agent and Conversion Agent;

       (5) that Securities called for redemption may be converted at any time before the close of business on the date that is the last Business Day prior to the Redemption Date;

       (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

       (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

       (8) if fewer than all the outstanding Securities of such series are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

       (9) that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (10)  the CUSIP number of the Securities.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date. If the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders who present the Securities for Redemption.

SECTION 3.5   DEPOSIT OF REDEMPTION PRICE.

          Prior to 12:00 p.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

SECTION 3.6   SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security of the same series in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

SECTION 3.7   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

          In connection with any redemption of Securities of any series, the Company may arrange for the purchase and conversion of any such Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 12:00 p.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8   PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

     (a) GENERAL. Securities shall be purchased by the Company, at the option of the Holder thereof pursuant to paragraph 6 of the relevant series of Securities, in the case of Series A Debentures, on January 15, 2008 and January 15, 2013 and, in the case of Series B Debentures, on January 15, 2015 (each, a "Purchase Date"), at a price equal to the Principal Amount of such Securities plus accrued and unpaid interest to, but excluding, the applicable Purchase Date (the "Purchase Price").

          In order to exercise the option to require the Company to purchases Securities under this Section 3.8(a), a Holder shall deliver a written notice of purchase (a "Purchase Notice") to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Purchase Date. Any such Purchase Notice shall state:

       (1) the certificate and CUSIP number of the Security which the Holder will deliver to be purchased,

       (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof,

       (3) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

       (4) in the event the Company has elected, pursuant to Section 3.8(c), to pay the Purchase Price of the Securities to be purchased in whole or in part in Common Shares, but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Shares set forth in Section 3.8(d) is not satisfied prior to the close of business on such Purchase Date, whether such Holder elects
           (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate) or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates.

          If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in Section 3.8(a)(4), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in Section 3.8(a)(4).

          The Company shall purchase from each such Holder, by the delivery of the consideration to be received by the Holder pursuant to this Section 3.8, the Securities (or a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000) described in such Holder's related Purchase Notice, promptly following the later of delivery of such Securities (in conformance in all respects with the description thereof contained in the purchase notice and together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent and the applicable Purchase Date. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the applicable Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b)  [RESERVED]

     (c) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE FOR PAYMENT. The Company may elect to pay the Purchase Price of the Securities to be purchased on any Purchase Date pursuant to Section 3.8(a) in U.S. legal tender ("cash") or Common Shares, or in any combination of cash and Common Shares, subject to the conditions set forth in this Sections 3.8(c) and Section 3.8(d). All Holders whose Securities are purchased on a Purchase Date pursuant to this
Section 3.8 shall receive the same percentage of cash or Common Shares in payment of the Purchase Price for such Securities, except (i) as provided in
Section 3.8(d) with regard to the payment of cash in lieu of fractional Common Shares and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Shares because any necessary qualifications or registrations of the Common Shares under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.8(c) or pursuant to Section 3.8(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Shares.

     (d) PURCHASE WITH COMMON SHARES. In each case in which the Company has elected, pursuant to Section 3.8(c), to pay all or a portion of the Purchase Price with Common Shares, the number of Common Shares that shall be payable shall be equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) 99% of the Market Price of a Common Share, subject to the next succeeding paragraph.

          In lieu of delivering a fractional Common Share in payment of the Purchase Price, the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Security purchased, the number of Common Shares shall be based on the aggregate amount of Securities to be purchased.

          The Company's right to exercise its election to purchase Securities through the delivery of Common Shares, as provided in Section 3.8(c) shall be conditioned upon:

       (1) the Company's not having given a Company Notice of an election to pay entirely in cash and its timely giving of a Company Notice of election to purchase all or a specified percentage of the Securities with Common Shares as provided herein;

       (2) the registration of such Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

       (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

       (4) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the delivery of the Common Shares are in conformity with this Indenture and (B) the Common Shares to be delivered in payment of the Purchase Price in respect of Securities have been duly authorized by the Guarantor and, when delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied. The Officers' Certificate shall also set forth the number of Common Shares to be delivered for each $1,000 Principal Amount of Securities and the daily prices of the Common Shares used to calculate the Market Price.

          If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.8 through the delivery of Common Shares, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

          The "Market Price" means the arithmetic average of the volume-weighted average price per share of the Common Shares on the principal United States securities exchange on which the Common Shares are traded (or if the securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market) for each of the 10 trading days ending on (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the applicable Purchase Date, as reported by Bloomberg, or if, on any trading day in such 10 trading day period, no volume-weighted average price is reported for the Common Shares by Bloomberg, the Sale Price of the Common Shares shall be substituted for volume-weighted average price on such day. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate. The Market Price shall be appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such 10 trading day period and ending on such Purchase Date, of any event described in Section 10.6, 10.7 or 10.8; subject, however, to the conditions set forth in Sections 10.9 and 10.10.

          The "Sale Price" of a security on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported on the principal United States securities exchange on which the securities are traded or, if the securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

     (e) NOTICE OF ELECTION. In connection with any purchase of Securities pursuant to this Section 3.8, the Company shall deliver to the Trustee, at least one Business Day before each Company Notice Date, an Officers' Certificate specifying:

          (1)  the manner of payment selected by the Company;

          (2)  the information required by this Section 3.8(e);

          (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Shares, that the conditions to such manner of payment set forth in Section 3.8(d) have been or will be complied with; and

          (4) whether the Company desires the Trustee to give the Company Notice required by this Section 3.8(e).

          In connection with any purchase of Securities pursuant to this Section 3.8, the Company shall give, or shall cause the Trustee to give, notice to the Holders setting forth information specified in this Section 3.8(e) (the "Company Notice") indicating whether the Company will pay the Purchase Price in cash or Common Shares or a combination of cash and Common Shares. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the "Company Notice Date"). If the Company has elected to pay the Purchase Price in Common Shares or a combination of cash and Common Shares, the Company Notice also shall:

          (5) state that each Holder will receive all or a specified percentage of the Purchase Price in Common Shares;

          (6) state the method used to calculate the number of Common Shares to be delivered in payment for each $1,000 Principal Amount of Securities and disclose that cash will be paid in lieu of fractional shares; and

          (7) state that because the Market Price of Common Shares will be determined prior to the Purchase Date, Holders will bear the market risk with respect to fluctuations in the market price of the Common Shares from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

          (8)  the Purchase Price and the Conversion Rate;

          (9)  the name and address of the Paying Agent and the Conversion
               Agent;

         (10) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (11) that Securities must be surrendered to the Paying Agent to collect payment;

         (12) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subsection (a) of this
               Section 3.8;

         (13)  the procedures the Holder must follow to exercise rights under
               Section 3.8 and a brief description of those rights;

         (14)  briefly, the conversion rights of the Securities;

         (15) the procedures for withdrawing a Purchase Notice (including for a conditional withdrawal pursuant to the terms of Section 3.8(a)(4) or Section 3.10);

         (16) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Purchase Date; and

         (17)  the CUSIP number of the Securities.

At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (f) COVENANTS OF THE COMPANY AND THE GUARANTOR. All Common Shares delivered upon purchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company and the Guarantor shall use their best efforts to list or cause to have quoted any Common Shares to be delivered to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

     (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of cash purchases under Section 3.8 or for fractional interests, as applicable) or Common Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased on the relevant Purchase Date pursuant to this Section 3.8. As soon as practicable after a Purchase Date, the Company shall deliver through the Paying Agent to each Holder the cash and, where applicable, certificates for the number of full Common Shares, to which such Holder is entitled in payment of the Purchase Price, against delivery of the Securities being purchased. The person in whose name the certificate for Common Shares is registered shall be treated as a holder of record of Common Shares on the Business Day following the Purchase Date. Subject to Section 3.8(d), no payment or adjustment will be made for dividends on the Common Shares the record date for which occurred on or prior to the Purchase Date.

     (h) TAXES. If a Holder is paid in Common Shares pursuant to this Section 3.8, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Shares. However, the Holder shall pay any such tax that is due because the Holder requests the Common Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Shares in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Common Shares are to be delivered in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 3.9   PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON FUNDAMENTAL
              CHANGE

     (a) If there shall have occurred a Fundamental Change, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 6 of the Securities (the "Fundamental Change Purchase Price"), as of the date specified by the Company that is not less 35 nor more than 45 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c).

          A "Fundamental Change" shall be deemed to have occurred at such time as either of the following events shall occur:

          (i) There is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person or group (for the purposes of this Section 3.9 only, as the terms "person" or "group" are used in Section 13(d) or Section 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Shares then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

          (ii) There shall be consummated any share exchange, consolidation or merger of Tyco, or the consolidation or merger of any person with or into a subsidiary of Tyco if Common Shares are issued in connection therewith, pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of Tyco in which the holders of the Common Shares immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving Person immediately after the share exchange, consolidation or merger;

          (iii) There shall be consummated the sale, transfer, assignment, lease conveyance or other disposition, directly or indirectly, of all or substantially all of the assets of Tyco and its Subsidiaries considered as a whole; or

          (iv) Tyco or any of its Affiliates purchases, in a transaction or series of transactions, Common Shares, and solely as a result of such purchases, the aggregate number of Common Shares held by Tyco and its Affiliates exceeds 70% of the total number of the Common Shares issued and outstanding at such time and the Sale Price of a Common Share for any five trading days within the period of the 10 consecutive trading days immediately after the later of the last date of such purchase or the public announcement of such purchase is less than the quotient calculated by dividing $1,000 in Principal Amount of the Securities by the Conversion Rate in effect on each of those trading days.

Notwithstanding the foregoing provisions of this Section 3.9, a Fundamental Change shall not be deemed to have occurred:

          (x) by virtue of the Guarantor, any Subsidiary, any employee Common Share ownership plan or any other employee benefit plan of the Guarantor or any Subsidiary, or any person holding Common Shares for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of Common Shares, whether in excess of 50% or otherwise;

          (y) if the Sale Price of a Common Share for any five trading days within the period of 10 consecutive trading days ending immediately following the later of the Fundamental Change or the public announcement thereof (in the case of (ii) above) or the period of 10 consecutive trading days ending immediately preceding the Fundamental Change (in the case of (i), (iii) or (iv) above) shall equal or exceed 105% of the Conversion Price on the trading day immediately following the later of the Fundamental Change and the public announcement thereof; or

          (z) at least 90% of the consideration delivered to the holders of Common Shares in the Fundamental Change transaction consists of shares of Capital Stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, and as a result of the transaction, the Securities become convertible into such Capital Stock.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     (b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Securityholder and shall state:

      (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

      (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.9 must be given;

      (3)  the Fundamental Change Purchase Date;

      (4)  the Fundamental Change Purchase Price;

      (5)  the name and address of the Paying Agent and the Conversion Agent;

      (6)  the Conversion Rate and any adjustments thereto;

      (7) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

      (8) that Securities must be surrendered to the Paying Agent to collect payment;

      (9) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in (8);

      (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.9;

      (11) briefly, the conversion rights, if any, of the Securities;

      (12) the procedures for withdrawing a Fundamental Change Purchase Notice;

      (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

      (14) the CUSIP number of the Securities.

     (c) A Holder may exercise its rights specified in Section 3.9(a) upon delivery of a written notice of purchase (a "Fundamental Change Purchase Notice") to the Paying Agent at any time prior to the close of business on the Fundamental Change Purchase Date, stating:

      (1) the certificate number of the Security which the Holder will deliver to be purchased;

      (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

      (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

          The delivery of such Security to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.9 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.9, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.9 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.9.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 3.9(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

SECTION 3.10  EFFECT OF PURCHASE NOTICE OR FUNDAMENTAL CHANGE PURCHASE NOTICE

          Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.8(a) or Section 3.9(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.8(a) or Section 3.9(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.8 or Section 3.9, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase

Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

      (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

      (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

      (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.8(a)(4) or (ii) a conditional withdrawal containing the information set forth in Section 3.8(a)(4) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Securities of a series pursuant to
Section 3.8 or 3.9 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default with respect to such series (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities of a series (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default with respect to such series (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.11  DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE PURCHASE PRICE

          Prior to 12:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an

Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business Day) or, if permitted hereunder, Common Shares or a combination of money and Common Shares, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

SECTION 3.12  SECURITIES PURCHASED IN PART

          Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

SECTION 3.13  COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF
              SECURITIES

          When complying with the provisions of Section 3.8 or 3.9 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.8 and 3.9 to be exercised in the time and in the manner specified in Sections 3.8 and 3.9.

SECTION 3.14  REPAYMENT TO THE COMPANY

          The Trustee and the Paying Agent shall return to the Company any cash or Common Shares that remain unclaimed as provided in paragraph 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or Common Shares deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

SECTION 3.15  REDEMPTION UPON CHANGES IN WITHHOLDING TAXES

          The Securities of a series may be redeemed (a "Withholding Tax Redemption"), as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to the Principal Amount plus accrued and unpaid interest to, but excluding, the redemption date and Additional Amounts, if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced or becomes effective after the date the Securities are issued, the Company or the Guarantor has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to such Securities, and such obligation cannot be avoided by the use of reasonable measures available to the Company or the Guarantor, as the case may be; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Company shall deliver to the Trustee (i) an Officer's Certificate of the Company or the Guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it and (ii) an Opinion of Counsel of recognized standing to the effect that the Company or the Guarantor, as the case may be, has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company or the Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

          Notwithstanding the foregoing, if the Company has given notice of a Withholding Tax Redemption as described in this Section 3.15 each Holder shall have the right to elect that such Holder's Securities will not be subject to such Withholding Tax Redemption. If a Holder elects not to be subject to a Withholding Tax Redemption, neither the Company nor Tyco will be required to pay any Additional Amounts as provided in Section 4.7 below with respect to payments made on such Holder's Securities following the date of such Withholding Tax Redemption, and all subsequent payments on such Holder's Securities will be subject to any tax required to be withheld or deducted under Luxembourg or Bermuda law. Holders must elect their option to avoid a Withholding Tax Redemption by written notice to the Trustee no later than the 15th day prior to the date of such Withholding Tax Redemption fixed by the Company stating:

          (1) the name and address of the registered Holder of the Securities subject to such election:

          (2) the certificate numbers and Principal Amount of such Securities;

          (3) that the Holder elects to avoid the Withholding Tax Redemption and that the Holder will not be entitled to any Additional Amounts with respect to payments made on such Holder's Securities following the date of such Withholding Tax Redemption.

                                   ARTICLE IV

                                   COVENANTS

SECTION 4.1   PAYMENT OF SECURITIES

          The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 12:00 p.m. (New York City time) by the Company. Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest and premium, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may
be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or, if permitted hereunder, Common Shares or a combination of money and Common Shares, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Principal Amount.

SECTION 4.2   SEC AND OTHER REPORTS

          The Guarantor shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Guarantor shall be deemed to have complied with the previous sentence to the extent the Guarantor files or furnishes such reports, information or documents to the SEC via EDGAR (or any successor electronic delivery procedure).

SECTION 4.3   COMPLIANCE CERTIFICATE

          The Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on September 30, 2003), an Officers' Certificate stating whether or not to the best knowledge of the signers thereof either the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.4   FURTHER INSTRUMENTS AND ACTS

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.5   MAINTENANCE OF OFFICE OR AGENCY

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank, N.A., 61 Broadway, 15th Floor, New York, New York 10006 (Attention:
Deborah Ibrahim), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.6   DELIVERY OF CERTAIN INFORMATION

          At any time (a) when the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and (b) the Securities or Common Shares delivered upon conversion thereof are "restricted securities" as defined in Rule 144 under the Securities Act, or any successor rule or regulation thereunder, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Shares delivered upon conversion thereof, or in accordance with
Section 3.8(d), the Guarantor will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Shares, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

SECTION 4.7   PAYMENT OF ADDITIONAL AMOUNTS

          All payments made by the Company and the Guarantor under or with respect to the Securities and the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Authority ("Taxes"), unless the Company or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. In the event that the Company or the Guarantor is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Securities or the Guarantees, as the case may be, the Company or the Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Securities to the extent:

               (i) that any such Taxes would not have been so imposed but for the existence of any present or former connection between such Holder and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under such Securities, the Guarantees or this Indenture);

               (ii) of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to such Securities, except as otherwise provided herein;

               (iii) that any such Taxes would not have been so imposed but for the presentation of such Securities or Guarantees (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities or Guarantees been presented for payment on any date during such 30-day period;

               (iv) that such Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if
          (x) the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company or the Guarantor shall apply this subclause (iv), the Company or the Guarantor shall have notified all Holders of Securities in writing that they shall be required to provide such declaration or claim; or

               (v) that such Holder has elected to avoid a Withholding Tax Redemption pursuant to the last paragraph of Section 3.15 with respect to payments made subsequent to the date of such Withholding Tax Redemption.

          The Company or the Guarantor, as applicable, will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Company or the Guarantor, as applicable, will use its reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company or the Guarantor, as the case may be, will, upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantor or if, notwithstanding the Company's or the Guarantor's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company or the Guarantor.

          In the event that the Company or the Guarantor is obligated to pay Additional Amounts with respect to any payment of principal, interest, redemption price or any other amount payable under or with respect to the Securities, 30 days prior to the date such payment is due and payable, the Company or the Guarantor, as applicable, will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will also be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on such payment date.

          The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or the Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

          In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg, Bermuda or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the Securities.

          Whenever in this Indenture or the Securities there is mentioned, in any context, the payment of principal, interest, redemption price or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.1   WHEN COMPANY OR GUARANTOR MAY MERGE OR TRANSFER ASSETS

          Neither the Company nor the Guarantor shall consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

     (a) either (1) the Company or the Guarantor, as the case may be, shall be the continuing corporation or (2) the person (if other than the Company or the Guarantor, as the case may be) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or the Guarantor, respectively, substantially as an entirety (i) shall be organized and validly existing under the laws of (A) the United States or any State thereof or the District of Columbia, (B) Bermuda or any member country of the European Union, or (C) if such merger, consolidation or other transaction would not impair the rights of Securityholders (including the right to receive payment of Additional Amounts imposed by the state of formation), any other country and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture or the Guarantor under the Guarantees and this Indenture, as the case may be;

     (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

     (c) the Company or the Guarantor, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or the Guarantor, as the case may be, or another Subsidiary), which, if such assets were owned by the Company or the Guarantor, as the case may be, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries or the Guarantor and its Subsidiaries, respectively, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the Guarantor, as the case may be.

          The successor person formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, respectively, under this Indenture with the same effect as if such successor had been named as the Company or the Guarantor, respectively, herein; and thereafter, except in the case of a lease and obligations the Company or the Guarantor, as the case may be, may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and the Guarantor shall be discharged from all obligations and covenants under this Indenture and the Guarantees, as the case may be. Subject to Section 9.6, the Company, the Guarantor, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company or the Guarantor, as the case may be.

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

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1   EVENTS OF DEFAULT

          An "Event of Default" occurs with respect to a series of Securities if:

      (1) the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Security of such series when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

      (2) the Company defaults in the payment of interest on any Security of such series when such amount becomes due and payable and such default continues for a period of 30 days;

      (3) the Company or the Guarantor fails to comply with any of its agreements in the Securities of such series, this Indenture or the Guarantees with respect to the Securities of such series (other than those referred to in clause (1) or (2) above) and such failure continues for 90 days after receipt by the Company or the Guarantor, as the case may be, of a Notice of Default;

      (4) an event of default, as defined in any indenture, including this Indenture, or instrument evidencing or under which the Company or the Guarantor on the date any determination shall be made under this clause (4), shall have outstanding more than $50,000,000 aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness), shall happen and be continuing and such event of default shall involve the failure to pay the principal of or premium, if any, on such Indebtedness (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Company or the Guarantor, as the case may be, by the Trustee (if such event be known to it) or to the Company or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Securities of such series at the time outstanding; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or the Guarantor, as the case may be, or waived by the requisite holders of such indebtedness, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further, however, that subject to the provisions of Section 7.1 and 7.2, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or the Guarantor, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities of such series at the time outstanding;

       (5) any Guarantee with respect to the Securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Guarantor or the Company not to be in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and such Guarantee;

       (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, the Guarantor or such Significant Subsidiary Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (7) the Company, the Guarantor or any Significant Subsidiary Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, the Guarantor or such Significant Subsidiary Guarantor or for any substantial part of its property or make any general assignment for the benefit of creditors.

          A Default under clause (3), (4) or (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of a series of Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company or the Guarantor, as the case may be, does not cure such Default (and such Default is not waived) within the time specified in clause (3), (4) or (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company or the Guarantor shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (3), (4) or (5) above, its status and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

SECTION 6.2   ACCELERATION

          If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7)) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the series of Securities affected thereby at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount plus accrued and unpaid interest through the date of declaration on all Securities of such series to be immediately due and payable. Upon such a declaration, such Principal Amount and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) occurs and is continuing, the Principal Amount plus accrued and unpaid interest on all the Securities of such series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities of such series at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived except nonpayment of the Principal Amount plus accrued and unpaid interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3   OTHER REMEDIES

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount plus accrued and unpaid interest on the series of Securities or to enforce the performance of any provision of the series of Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4   WAIVER OF PAST DEFAULTS

          The Holders of a majority in aggregate Principal Amount of the series of Securities affected thereby at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.1(1) or (2), (2) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such
Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.5   CONTROL BY MAJORITY

          The Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other

Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.6   LIMITATION ON SUITS

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

      (2) the Holders of at least 25% in aggregate Principal Amount of the series of Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

      (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

      (5) the Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

SECTION 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest or premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Purchase Date or Fundamental Change Purchase Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely (including by modifying or adjusting any provision relating to the determination of the number of Common Shares (or other Capital Stock into which the Securities are then convertible) delivered upon a conversion of Securities, other than as provided in this Indenture or the Securities) without the consent of such Holder.

SECTION 6.8   COLLECTION SUIT BY TRUSTEE

          If an Event of Default described in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the

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

Company or the Guarantor for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest or premium, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest, or premium, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest, or premium, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD: the balance, if any, to the Company or the Guarantor, as applicable.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder, the Company and, if applicable, the Guarantor, a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11  UNDERTAKING FOR COSTS

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12  WAIVER OF STAY, EXTENSION OR USURY LAWS

          Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or the Guarantor, as the case may be, from paying all or any portion of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1   DUTIES OF TRUSTEE

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

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

      (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such
           Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (1)  this paragraph (c) does not limit the effect of paragraph (b) of this
           Section 7.1;

      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

SECTION 7.2   RIGHTS OF TRUSTEE

          Subject to its duties and responsibilities under the TIA,

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request,

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

direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

     (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities or the Guarantees and this Indenture;

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

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

     (k) the Trustee may request that the Company or the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4   TRUSTEE'S DISCLAIMER

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use or application of the proceeds from the Securities; it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture, the Securities (other than its certificate of authentication) or the Guarantees, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.5   NOTICE OF DEFAULTS

          If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

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

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.7   COMPENSATION AND INDEMNITY

          The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest, or premium, if any, as the case may be, on particular Securities.

          The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

SECTION 7.8   REPLACEMENT OF TRUSTEE

          The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate Principal Amount of a series of Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

      (1)  the Trustee fails to comply with Section 7.10;

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

      (2)  the Trustee is adjudged bankrupt or insolvent;

      (3) a receiver or public officer takes charge of the Trustee or its property; or

      (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of a series of Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

          The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                       49
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                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

SECTION 8.1   DISCHARGE OF LIABILITY ON SECURITIES

          When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or the Guarantor deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company or the Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 8.2   REPAYMENT TO THE COMPANY

          The Trustee and the Paying Agent shall return to the Company or the Guarantor, as applicable, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as applicable, Holders entitled to the money or securities must look to the Company or the Guarantor, as the case may be, for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1   WITHOUT CONSENT OF HOLDERS

          The Company, the Guarantor and the Trustee may amend this Indenture, the Securities or the Guarantees with respect to one or both series of Securities without the consent of any Securityholder:

      (1) to cure any ambiguity, omission, defect or inconsistency, so long as such changes do not materially and adversely affect the interests of the Securityholder;

      (2)  to comply with Article V or Section 10.14;

      (3) to secure the Company's obligations under the Securities and this Indenture;

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

      (4) to add to the Company's or the Guarantor's covenants for the benefit of the Securityholders with respect to one or both series of Securities or to surrender any right or power conferred upon the Company or the Guarantor; or

      (5) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

SECTION 9.2   WITH CONSENT OF HOLDERS

          With the written consent of the Holders of at least a majority in aggregate Principal Amount of a series of Securities at the time outstanding, the Company, the Guarantor and the Trustee may amend this Indenture, the series of Securities or the Guarantees with respect to such series of Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture, the Securities or the Guarantees may not:

      (1) reduce the rate of interest referred to in paragraph 1 of the Securities, or extend the time for payment of interest on any Security;

      (2) reduce the Principal Amount or extend the Stated Maturity of any Security;

      (3) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

      (4) make any Security payable in money or securities other than that stated in the Security;

      (5) make any change in Section 6.4, Section 6.7 or this Section 9.2, except to increase any percentage set forth therein;

      (6) make any change that adversely affects the right to convert any Security; or

      (7) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT

          Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS

          Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

SECTION 9.5   NOTATION ON OR EXCHANGE OF SECURITIES

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

SECTION 9.6   TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES

          The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.7   EFFECT OF SUPPLEMENTAL INDENTURES

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                   CONVERSIONS

SECTION 10.1  CONVERSION PRIVILEGE

          A Holder of a Security may convert such Security into Common Shares at any time during the period stated in paragraph 8 of the Securities. The number of Common Shares deliverable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

          A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in Section 10.7, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of Tyco to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Shares during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.7 or 10.8(1) or 10.8(2) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Shares are then listed or quoted.

SECTION 10.2  CONVERSION PROCEDURE

          To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

          The Company shall have the option, exercisable at any time or from time to time, to designate or change the designation, by an instrument in writing signed by the Company and provided to the Conversion Agent, a financial institution to which Securities surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange (an "Exchange Party"); provided that such option may be exercised only pursuant to an agreement among the Company, the Conversion Agent and the Exchange Party (the "Exchange Agreement"). The Exchange Agreement shall provide that at the opening of business on each Business Day, the Conversion Agent shall inform the Exchange Party as to the aggregate Principal Amount of Securities surrendered for exchange on the prior Business Day. The Exchange Party may accept for exchange all or any of such Securities if it agrees, no later than the time specified in the agreement between the Company and the Conversion Agent, to deliver in exchange therefor the number of Common Shares and other property that would be delivered on conversion of such Securities in accordance with the terms of this Indenture. Settlement for any such exchange shall take place no later than the third Business Day following such acceptance. In the event that the Exchange Party fails to deliver the Common Shares by such third Business Day, the Exchange Party shall be in default of its obligations and, instead of being exchanged, the Securities will be converted in accordance with their terms. A Holder whose Securities are exchanged in whole or in part shall be given a written confirmation from the Conversion Agent informing such Holder as to the aggregate Principal Amount of the Securities so exchanged. For purposes of the following paragraphs, Securities for which the Company provides the Common Shares shall be referred to as Securities which have been "converted," while Securities for which the Exchange Party supplies Common Shares shall be referred to as

Securities which have been "exchanged." Any Securities which have been exchanged shall remain outstanding. The agreement between the Company and the Conversion Agent setting forth the procedures to be followed in an exchange may be changed at any time so long as such change does not have a material adverse effect on a Holder which surrenders its Securities for conversion.

          As soon as practicable after the Conversion Date, the Company or the Exchange Party shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full Common Shares deliverable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to
Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the next Business Day following the Conversion Date. Upon conversion or exchange of a Security, such person shall no longer be a Holder of such Security.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Shares except as provided in this
Article X. Securities surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are (i) called for redemption or subject to purchase following a Fundamental Change, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on a the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day or (ii) subject to purchase on a Purchase Date) shall also be accompanied by payment in funds equal to the interest payable on such interest payment date on the Principal Amount of such Security then being converted, and such interest shall be payable to the registered Holder notwithstanding the conversion of such Security. On conversion of a Security, accrued and unpaid interest attributable to the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such fair market value of such Common Shares (and any such cash payment) shall be treated as issued for the Principal Amount of the Security being converted pursuant to the provisions hereof. If the Holder converts more than one Security at the same time, the number of Common Shares deliverable upon the conversion shall be based on the total Principal Amount of the Securities converted.

          If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

          Upon surrender of a Security that is converted in part, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

SECTION 10.3  FRACTIONAL SHARES

          Securityholders will not receive a fractional share upon conversion or exchange of a Security. Instead, the Holder will receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Shares, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

SECTION 10.4  TAXES ON CONVERSION

          If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Common Shares to be delivered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being delivered in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 10.5  COMPANY TO PROVIDE STOCK

          All Common Shares delivered upon conversion of the Securities shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. All Common Shares delivered by an Exchange Agent must be delivered free of any lien or adverse claim and must have been duly and validly issued and fully paid and nonassessable. The Company and Tyco will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Shares upon conversion or exchange of Securities, if any, and will list or cause to have quoted such Common Shares on each national securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

SECTION 10.6  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK

          If, after the Issue Date of the Securities, Tyco:

      (1) pays a dividend or makes a distribution on its Common Shares in Common Shares;

      (2) subdivides its outstanding Common Shares into a greater number of shares;

      (3) combines its outstanding Common Shares into a smaller number of shares;

      (4) pays a dividend or makes a distribution on its Common Shares in shares of its Capital Stock (other than Common Shares or rights, warrants or options for its Capital Stock); or

      (5) issues by reclassification of its Common Shares any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of Tyco which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of Tyco, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the Common Shares, on terms comparable to those applicable to Common Shares in this Article X.

SECTION 10.7  ADJUSTMENT FOR RIGHTS ISSUE

          If after the Issue Date of the Securities, Tyco distributes any rights, warrants or options to all holders of its Common Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase Common Shares at a price per share less than the Average Sale Price of the Common Shares as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                R' =  R X (O + N)
                                    ---------------
                                    (O + (N X P)/M)

          where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          O = the number of Common Shares outstanding on the record date for the distribution to which this Section 10.7 is being applied.

          N = the number of additional Common Shares offered pursuant to the distribution.

          P = the offering price per share of the additional shares.

          M = the Average Sale Price of the Common Shares, minus, in the case of
(i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8(1) or 10.8(2) applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

      (1) Capital Stock of Tyco distributed in respect of each Common Share in such Section 10.6(4) distribution, and

      (2) evidences of indebtedness, Capital Stock, other securities, property or assets of Tyco or any rights, warrants or options to purchase securities of Tyco or Extraordinary Cash Dividend distributed in respect of each Common Share in such Section 10.8(1) or 10.8(2) distribution.

          The Board of Directors of Tyco shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a spin-off.

          "Average Sale Price" of a security means the arithmetic average of the volume-weighted average price per share per trading day of such security on the principal United States securities exchange on which such securities are traded (or if the securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market) as reported by Bloomberg for the shorter of:

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.6(4), 10.7 or 10.8(1) or 10.8(2) and
(y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days);

provided that, if on any trading day in such trading period no volume-weighted average price is reported for such securities by Bloomberg, the Sale Price of such securities shall be substituted for the volume-weighted average price on such day.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the Common Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Common Shares issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R' that is equal to or less than the value of R.

SECTION 10.8  ADJUSTMENT FOR OTHER DISTRIBUTIONS

          (1) If, after the Issue Date of the Securities, Tyco distributes to all holders of its Common Shares any of its evidences of indebtedness, Capital Stock, other securities, property or assets, or any rights, warrants or options to purchase securities of Tyco ( excluding (x) distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and (y) cash dividends or other cash distributions referred to in Section 10.8(2) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8(1), in accordance with the formula:

                                   R' = R X M
                                        -----
                                        (M-F)

          where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies (ii) or a distribution to which Section 10.7 or 10.8(2) applies, for which, in each case, (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8(1) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8(1) applies, the fair market value (on the record date for the distribution to which this Section 10.8(1) applies) of

          (1) any Capital Stock of Tyco distributed in respect of each share of Common Shares in such Section 10.6(4) distribution,

          (2) any rights, warrants or options to purchase Common Shares distributed in respect of each Common Share in such Section 10.7 distribution, and

          (3) Extraordinary Cash Dividend distributed in respect of each Common Share in such Section 10.8(2) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 10.8(1) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Common Share in the distribution to which this Section 10.8(1) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors of Tyco shall determine fair market values for the purposes of this Section 10.8(1), except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of Tyco (a "Spin-off"): (i) for "F", the fair market value of the securities to be distributed shall equal the arithmetic average of the volume-weighted average price of such distributed securities for each of the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and (ii) for "M", the Average Sale Price shall mean the arithmetic average of the volume-weighted average price for each of the Common Shares and the securities distributed in the Spin-off for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the Sale Price of such securities and the Average Sale Price of the Common Shares shall mean the Sale Price of the Common Shares on the first trading day of the offering.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8(1) applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

          In the event that, with respect to any distribution to which this
Section 10.8(1) would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F", then the adjustment provided by this
Section 10.8(1) shall not be made and in lieu thereof the provisions of the last paragraph of Section 10.14 shall apply to such distribution.

          (2) If Tyco shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Shares (excluding any cash that is distributed (x) upon a merger or consolidation to which Section
10.14 applies or (y) as part of a distribution referred to in Section 10.8(1)), in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the preceding 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such dividend or distribution, and in respect of which no Conversion Rate adjustment has been made, exceeds 10% of the Sale Price on the trading day preceding the date that such dividend or distribution is declared by the Board of Directors of Tyco (such aggregate amount, an "Extraordinary Cash Dividend"), the Conversion Rate shall be adjusted, subject to the last paragraph of this Section 10.8(2), in accordance with the following formula:

                                   R' =    R X M
                                           -----
                                          (M - C)

          where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.7 or 10.8(1) applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this

Section 10.8(2) applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8(2) applies, the fair market value (on the record date for the distribution to which this Section 10.8(2) applies) of the:

          (1) Capital Stock of Tyco distributed in respect of each share of Common Shares in such Section 10.6(4) distribution,

          (2) any rights, warrants or options to purchase Common Shares distributed in respect of each Common Share in such Section 10.7 distribution, and

          (3) evidences of indebtedness, Capital Stock, other securities, property or assets, or any rights, warrants or options to purchase securities of Tyco, distributed in respect of each Common Share in such Section 10.8(1) distribution.

          C = the amount of (1) such cash dividend or other distribution plus
(2) the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the preceding 365 day period ending on the date prior to the Ex-Dividend Time of such dividend or distribution, and in respect of which no Conversion Rate adjustment has been made, applicable to one share of the Common Shares.

          In making the determinations required by this Section 10.8(2), the amount of cash dividends paid on a per share basis, combined together with the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the preceding 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such dividend or distribution, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.6.

          In the event that, with respect to any distribution to which this
Section 10.8(2) would otherwise apply, the difference "M-C" as defined in the above formula is less than $1.00 or "C" is equal to or greater than "M", then the adjustment provided by this Section 10.8(2) shall not be made and in lieu thereof the provisions of the last paragraph of Section 10.14 shall apply to such distribution.

          (3) If, after the Issue Date of the Securities, Tyco, the Company or any of their Subsidiaries makes a payment in respect of a tender or exchange offer (other than an odd-lot tender offer meeting the requirements of Exchange Act Rule 13e-4(h)(5)) for Common Shares, and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to holders of Common Shares of consideration per Common Share having a fair market value that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price per Common Share for the single trading day next succeeding the Expiration Time, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8(3), in accordance with the formula:

                             R' = R X F + (N' X SP)
                                      -------------
                                         N X SP

          where:

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

          R' = the adjusted Conversion Rate.

          R = the Conversion Rate immediately prior to the Expiration Time.

          F = the fair market value of the aggregate consideration payable to holders of the Common Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

          N' = the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time.

          N = the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time.

          SP = the Sale Price of a Common Share on the single trading day next succeeding the Expiration Time.

          Such adjustment to become effective as of the opening of business on the second trading day next succeeding the Expiration Time. In the event that Tyco, the Company or any of their Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer, but the Tyco is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          The Board of Directors of Tyco shall determine fair market values for the purposes of this Section 10.8(3).

SECTION 10.9  WHEN ADJUSTMENT MAY BE DEFERRED

          No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 10.10 WHEN NO ADJUSTMENT REQUIRED

          No adjustment need be made for a transaction referred to in Section 10.6, 10.7, 10.8 or 10.14 if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors of Tyco determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction. No adjustment need be made for rights to purchase Common Shares pursuant to a Tyco plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or no par value of the Common Shares.

          To the extent the Securities become convertible pursuant to this
Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 10.11 NOTICE OF ADJUSTMENT

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from Tyco's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 10.12 VOLUNTARY INCREASE

          The Company from time to time may increase the Conversion Rate of one or both series of Securities by any amount for any period of time. Whenever a Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of
Section 10.6, 10.7 or 10.8.

SECTION 10.13 NOTICE OF CERTAIN TRANSACTIONS

          If:

          (1) Tyco takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7 or 10.8 (unless no adjustment is to occur pursuant to Section 10.10); or

          (2) the Company or Tyco takes any action that would require a supplemental indenture pursuant to Section 10.14; or

          (3)    there is a liquidation or dissolution of the Company or Tyco;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution, the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution, or the Expiration Time for a tender or exchange offer. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 10.14 REORGANIZATION OF TYCO; SPECIAL DISTRIBUTIONS

          If Tyco is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of Tyco in a transaction in which the holders of Common Shares immediately prior to such transaction do not receive securities, cash or other assets of Tyco or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor to Tyco, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 10.6 nor 10.7 applies.

          If Tyco makes a distribution to all holders of its Common Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of Tyco that, but for the provisions of the last paragraph of Section 10.8(1) or 10.8(2), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.8(1) or 10.8(2), then, from and after the record date for determining the holders of Common Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Common Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

SECTION 10.15 COMPANY OR TYCO DETERMINATION FINAL

          Any determination that the Company, Tyco or their respective Boards of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10,
10.14 or 10.17 is conclusive, absent manifest error.

SECTION 10.16 TRUSTEE'S ADJUSTMENT DISCLAIMER

          The Trustee has no duty to determine when an adjustment under this
Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets delivered upon conversion of Securities. The Trustee shall not be responsible for the Company's or Tyco's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

SECTION 10.17 SIMULTANEOUS ADJUSTMENTS

          In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8(2), third the provisions of Section 10.8(1), fourth the provisions of Section 10.7 and, fifth, the provisions of Section 10.8(3).

SECTION 10.18 SUCCESSIVE ADJUSTMENTS

          After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

                                   ARTICLE XI

                                   GUARANTEES

SECTION 11.1  GUARANTEES

          Except as otherwise provided herein, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Security of a series authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and interest and premium, if any, on such Security and all other obligations of the Company under this Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, upon a Purchase Date, Fundamental Change Purchase Date or otherwise, in accordance with the terms of such Security and of this Indenture, including, but not limited to, the obligation of the Company to deliver Common Shares to Holders upon conversion or exchange of the Securities. The Guarantor hereby fully and unconditionally also guarantees to the Trustee the due and punctual payment of all obligations of the Company to the Trustee under this Indenture. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, upon a Purchase Date or otherwise, and as if such payment were made by the Company.

          The Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or the Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Guarantee. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest and premium, if any, on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          The Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest and premium, if any, on all Securities issued hereunder shall have been paid in full.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          Any term or provision of any Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.2  EXECUTION AND DELIVERY OF GUARANTEES

          The Guarantees to be endorsed on the Securities shall include the terms of the Guarantee set forth in Section 11.1 and shall be substantially in the form established pursuant to Section 2.1.

The Guarantor hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.1, to be endorsed on each Security authenticated and delivered by the Trustee.

          The Guarantees shall be executed on behalf of the Guarantor by any one of the Guarantor's chairman of the Board of Directors, president, executive vice presidents, vice presidents or other person duly authorized by the Board of Directors of the Guarantor. The signature of any or all of these persons on the Guarantee may be manual or facsimile.

          A Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.

SECTION 11.3  RELEASE OF GUARANTEES

          Notwithstanding anything in this Article XI to the contrary, concurrently with the payment in full of (i) the principal of and interest and premium, if any, on the Securities and (ii) all other obligations of the Company under this Indenture, the Guarantor shall be released from and relieved of its obligations under this Article XI. Upon the delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of a Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under such Guarantee. If any of the obligations to pay the principal of and interest and premium, if any, on the Securities and all other obligations of the Company are revived and reinstated after the termination of such Guarantee, then all of the obligations of the Guarantor under such Guarantee shall be revived and reinstated as if such Guarantee had not been terminated until such time as the principal of and interest and premium, if any, on the Securities are paid in full, and each Guarantor shall enter into an amendment to such Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1  TRUST INDENTURE ACT CONTROLS

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.2  NOTICES

          Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company, to:

          Tyco International Group S.A.
          6 avenue Emile Reuter 2nd Floor
          L-2420 Luxembourg
          Attn: Managing Director
          Facsimile No.: (352) 464-350

          if to the Guarantor, to:

          Tyco International Ltd.
          The Zurich Centre, 2nd Floor
          90 Pitts Bay Road
          Pembroke HM08,
          Bermuda
          Attn: Chief Corporate Counsel
          Facsimile No.: (441) 298-9778

          in either case, with a copy to:

          Tyco International (US), Inc.
          9 West 57th Street
          43rd Floor
          New York, New York 10019
          Attn: Treasurer
          Facsimile No.: (212) 646-8526

          if to the Trustee, to:

          U.S. Bank, N.A.
          Corporate Trust Department
          2 Avenue de Lafayette
          Boston, MA 02111
          Attn: Deborah Ibrahim
          Telephone No.: (617) 662-1802
          Facsimile No.: (617) 662-1465

          The Company, the Guarantor or the Trustee by notice given to the others in the manner provided above may designate additional or different addresses for subs equent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee, the Guarantor and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 12.3  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA
Section 312(c).

SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

      (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

      (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

      (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 12.6  SEPARABILITY CLAUSE

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.7  RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR

          The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8  LEGAL HOLIDAYS

          A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

SECTION 12.9  GOVERNING LAW

          THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE GUARANTEES.

SECTION 12.10 NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company, Tyco or the Guarantor shall not have any liability for any obligations of the Company, Tyco or the Guarantor, as the case may be, under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (with a Guarantee endorsed thereon), each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Guarantees.

SECTION 12.11 SUCCESSORS

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Guarantor in this Indenture and the Guarantees shall bind its successor. All agreements of Tyco in this Indenture shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12 MULTIPLE ORIGINALS

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13 SUBMISSION TO JURISDICTION

          By the execution and delivery of this Indenture, each of the Company and the Guarantor (i) acknowledges that as of the date hereof it has, by separate instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities, the Guarantees, the Common Shares, this Indenture, or the Registration Rights Agreement that may be instituted in any federal or New York State court located in The City of New York, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and
(iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company or the Guarantor, as the case may be (mailed or delivered to the address set forth in Section 12.2 hereof), shall be deemed in every respect effective service upon the Company or the Guarantor, respectively, in any such suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

          Each of the Company and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any New York State or federal court in The City of New York, or any appellate court with respect to any of the foregoing. Each of the Company and the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                             TYCO INTERNATIONAL GROUP S.A.

                                             By: /s/ Michelangelo Stefani
                                                   ---------------------------
                                                 Name: Michelangelo Stefani
                                                 Title: Managing Director

                                             TYCO INTERNATIONAL LTD.

                                             By: /s/ David J. FitzPatrick
                                                 ---------------------------
                                                 Name: David J. FitzPatrick
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                               U.S. BANK N.A.

                                               By: Gerald R. Wheeler
                                                   ---------------------------
                                                   Name: Gerald R. Wheeler
                                                   Title: Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO TYCO INTERNATIONAL GROUP S.A. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE GUARANTEE ENDORSED HEREON AND THE COMMON SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                      A-1-1

          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-1-2

                          TYCO INTERNATIONAL GROUP S.A.

              Series A 2.75% Convertible Senior Debentures due 2018

No.                                   CUSIP:

Issue Date: January [   ], 2003

          TYCO INTERNATIONAL GROUP S.A., a Luxembourg company, promises to pay to Cede & Co. or registered assigns, the Principal Amount of [
($          )] on January 15, 2018.

          Interest Payment Dates: January 15 and July 15

          Record Dates: January 5 and July 5

          This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

                                      A-1-3

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the day of January, 2003.


                                               TYCO INTERNATIONAL GROUP S.A.


                                               By:
                                                   ----------------------------
                                                   Name:

                                                   Title:

                                      A-1-4

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          U.S. BANK N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                               U.S. BANK N.A.


                                               By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                      A-1-5

                                    GUARANTEE

          For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, interest and premium, if any, and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, if any, of such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the series of Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Indenture.

          This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Dated:

                                               TYCO INTERNATIONAL LTD.


                                               By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                      A-1-6

                       [FORM OF REVERSE SIDE OF DEBENTURE]

              Series A 2.75% Convertible Senior Debentures due 2018

This Debenture is issued pursuant to that certain Indenture, dated as of January 13, 2003, among Tyco International Group S.A., a Luxembourg company, Tyco International Ltd., a Bermuda company and U.S. Bank, N.A., as trustee.

1.   INTEREST.

This Security shall bear interest at the rate of 2.75% per annum. The Company shall pay interest semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2003. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid from the Issue Date; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.   METHOD OF PAYMENT.

The Company will pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on January 5 or July 5, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

Initially, U.S. Bank, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of

                                      A-1-7

Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.   INDENTURE.

The Company issued the Securities under an Indenture dated as of January 13, 2003 (the "Indenture"), among the Company, Tyco International Ltd. and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to $2,500,000,000 aggregate Principal Amount (subject to increase by up to $500,000,000 in the event the Initial Purchasers exercise the option to purchase additional Securities granted to them in the Purchase Agreement and subject to
Section 2.7 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   REDEMPTION AT THE OPTION OF THE COMPANY.

No sinking fund is provided for the Securities. Prior to January 20, 2006, the Securities will not be redeemable. Beginning on that date, the Company may redeem the Securities as a whole at any time, or in part from time to time, at the following redemption prices, expressed as a percentage of the principal amount of the Securities plus accrued and unpaid interest to, but excluding, the Redemption Date:

REDEMPTION PERIOD                                                      REDEMPTION PRICE
----------------                                                       ----------------

Beginning January 20, 2006 and ending on January 14, 2007                       101.10%

Beginning January 15, 2007 and ending on January 14, 2008                       100.55%

Beginning January 15, 2008 and thereafter                                       100.00%

6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder in integral multiples of $1,000 Principal Amount on the following Purchase Dates at a price equal to the Principal Amount thereof plus accrued and unpaid interest to, but excluding, the applicable purchase date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                                      A-1-8

              PURCHASE DATE:

              January 15, 2008

              January 15, 2013

The Purchase Price for the January 15, 2008 and January 15, 2013 purchases may be paid, at the option of the Company, in cash or by the delivery of Common Shares of Tyco, or in any combination thereof.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder not less than 35 nor more than 45 Business Days after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal up to the close of business on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, in accordance with the provisions of the Indenture.

If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

7.   NOTICE OF REDEMPTION.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.   CONVERSION.

Subject to this paragraph 8, Holders may surrender Securities for conversion into Common Shares on a Conversion Date at any time prior to the close of business on the Business Day immediately preceding January 15, 2018. If a Holder has submitted its Securities for purchase,

                                     A-1-9
the Holder may convert its Securities only if it withdraws its election in accordance with the Indenture. The conversion price is equal to the Principal Amount thereof divided by the Conversion Rate then in effect. A Holder may surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof until the close of business on the last Business Day prior to the Redemption Date.

A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 43.8920 Common Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion will receive cash or a check in lieu of any fractional Common Share.

In certain circumstances described in the Indenture, a Holder which surrenders Securities for conversion may receive Common Shares and cash in lieu of fractional shares from an Exchange Party and not from the Company and the Securities may remain outstanding.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

          A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares except as provided in the Indenture. Securities surrendered for conversion (in whole or in part) during the period after the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are (i) called for redemption or subject to purchase following a Fundamental Change, in either case, on a date during the period beginning after the close of business on a regular record date and ending at the opening of business on a the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day or (ii) subject to purchase on a Purchase Date) shall also be accompanied by payment in funds equal to the interest payable on such interest payment date on the Principal Amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security. On conversion of a Security, accrued and unpaid interest attributable to the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such fair market value of such Common Shares

                                     A-1-10

(and any such cash payment) shall be treated as issued for the Principal Amount of the Security being converted pursuant to the provisions hereof.

The Conversion Rate will be adjusted for dividends or distributions on Common Shares payable in Common Shares or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Shares; distributions to all holders of Common Shares of certain rights to purchase Common Shares for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; distributions to such holders of assets, property or debt securities of Tyco or certain rights to purchase securities of Tyco (excluding certain cash dividends or distributions); and certain tender or exchange offers made by Tyco to all holders of Common Shares. However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

If Tyco is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Shares may be changed into a right to convert it into securities, cash or other assets of Tyco or another person.

9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Business Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Shares of Tyco and to make payment for such Securities to the Trustee in trust for such Holders.

10.  DENOMINATIONS; TRANSFER; EXCHANGE.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.  PERSONS DEEMED OWNERS.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.  UNCLAIMED MONEY OR SECURITIES.

                                     A-1-11

The Trustee and the Paying Agent shall return to the Company or the Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor, respectively, for payment as general creditors unless an applicable abandoned property law designates another person.

13.  AMENDMENT; WAIVER.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the series of Securities or the Guarantees with respect to a series may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the series of Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor and the Trustee may amend the Indenture, the Securities or the Guarantees (i) to cure any ambiguity, omission, defect or inconsistency so long as such changes do not materially and adversely affect the interest of the Securityholder, (ii) to comply with Article V or Section 10.14 of the Indenture, (iii) to add to the covenants of the Company or the Guarantor for the benefit of Securityholders or to secure the Company's obligations under the Securities and this Indenture, or
(iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.  DEFAULTS AND REMEDIES.

Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the series of Securities when the same becomes due and payable, (ii) default in the payment of interest on the series of Security when such amount becomes due and payable and such default continues for a period of 30 days, (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities of such series, subject to notice and lapse of time; (iv) default by the Company or the Guarantor in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of or interest on indebtedness for money borrowed, other than non- recourse indebtedness, in the principal amount then outstanding of $50 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 10 business days after notice to the Company or the Guarantor, as the case may be, in accordance with the Indenture; (v) any Guarantee with respect to the Securities of such series shall for any reason cease to be in full force and effect and enforceable in accordance with its terms; and (vi) certain events of bankruptcy or insolvency.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding may direct the

                                     A-1-12

Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.  TRUSTEE DEALINGS WITH THE COMPANY AND GUARANTOR.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor, respectively, under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (with a Guarantee endorsed thereon), each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantees.

17.  AUTHENTICATION.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  GUARANTEES.

The payment and performance of all obligations of the Company under the Indenture and this Security are fully and unconditionally guaranteed to the holder of this Security by the Guarantor, as provided in the related Guarantee and the Indenture.

19.  ABBREVIATIONS.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

20.  GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, SHALL GOVERN THE INDENTURE AND THIS SECURITY (AND THE GUARANTEE ENDORSED HEREON).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                     A-1-13

     Tyco International Group S.A.
     6 avenue Emile Reuter
     2nd Floor
     L-2420 Luxembourg
     Attn:  Managing Director
     Facsimile No.: (352) 464-350

                 ASSIGNMENT FORM                                              CONVERSION NOTICE
-------------------------------------------------         ----------------------------------------------------------
To assign this Security, fill in the form below:          To convert this Security into Common Shares of Tyco,
                                                          check the box / /

I or we assign and transfer this Security to              To convert only part of this Security, state the Principal
                                                          Amount to be converted (which must be  $1,000 or an integral
_________________________________________________         multiple of $1,000)

_________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

_________________________________________________         If you want the stock certificate made out in another
                                                          person's name fill in the form below:
_________________________________________________
                                                          ____________________________________________________________
_________________________________________________
(Print or type assignee's name, address and zip code)     ____________________________________________________________
                                                          (Insert the other person's soc. sec. tax ID no.)

and irrevocably appoint                                   ____________________________________________________________

_________________ agent to transfer this Security on      ____________________________________________________________
the books of the Company.  The agent may substitute
another to act for him.                                   ____________________________________________________________
                                                          (Print or type other person's name, address and zip code)

Date:             Your Signature:
      ----------                  -----------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

                                               By:
                                                    --------------------------
                                                    Authorized Signatory

                                     A-1-14

                                   EXHIBIT A-2

                        [FORM OF FACE OF GLOBAL SECURITY]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO TYCO INTERNATIONAL GROUP S.A. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE GUARANTEE ENDORSED HEREON AND THE COMMON SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                      A-2-1

          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-2-2

                          TYCO INTERNATIONAL GROUP S.A.

             Series B 3.125% Convertible Senior Debentures due 2023

No.                                   CUSIP:

Issue Date: January [    ], 2003

          TYCO INTERNATIONAL GROUP S.A., a Luxembourg company, promises to pay to Cede & Co. or registered assigns, the Principal Amount of [
($       )] on January 15, 2023.

          Interest Payment Dates: January 15 and July 15

          Record Dates: January 5 and July 5

          This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

                                     A-2-3

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the day of January, 2003.

                                            TYCO INTERNATIONAL GROUP S.A.


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                     A-2-4

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          U.S. BANK N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                            U.S. BANK N.A.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      A-2-5

                                    GUARANTEE

          For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, interest and premium, if any, and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, if any, of such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the series of Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Indenture.

          This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Dated:


                                            TYCO INTERNATIONAL LTD.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      A-2-6

                       [FORM OF REVERSE SIDE OF DEBENTURE]

             Series B 3.125% Convertible Senior Debentures due 2023

This Debenture is issued pursuant to that certain Indenture, dated as of January 13, 2003, among Tyco International Group S.A., a Luxembourg company, Tyco International Ltd., a Bermuda company and U.S. Bank, N.A., as trustee.

1.   INTEREST.

This Security shall bear interest at the rate of 3.125% per annum. The Company shall pay interest semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2003. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid from the Issue Date; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.125% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.   METHOD OF PAYMENT.

The Company will pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on January 5 and July 5, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

Initially, U.S. BANK N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of

                                     A-2-7

Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.   INDENTURE.

The Company issued the Securities under an Indenture dated as of January [ ], 2003 (the "Indenture"), among the Company, Tyco International Ltd. and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to $1,250,000,000 aggregate Principal Amount (subject to increase by up to $250,000,000 in the event the Initial Purchasers exercise the option to purchase additional Securities granted to them in the Purchase Agreement and subject to
Section 2.7 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   REDEMPTION AT THE OPTION OF THE COMPANY.

No sinking fund is provided for the Securities. Prior to January 20, 2008, the Securities will not be redeemable. Beginning on that date, the Company may redeem the Securities as a whole at any time, or in part from time to time, at the following redemption prices, expressed as a percentage of the principal amount of the Securities plus accrued and unpaid interest to, but excluding, the Redemption Date:

REDEMPTION PERIOD                                                                 REDEMPTION PRICE
-----------------                                                                 ----------------
Beginning January 20, 2008 and ending on January 14, 2009                                 101.823%

Beginning January 15, 2009 and ending on January 14, 2010                                 101.563%

Beginning January 15, 2010 and ending on January 14, 2011                                 101.302%

Beginning January 15, 2011 and ending on January 14, 2012                                 101.042%

Beginning January 15, 2012 and ending on January 14, 2013                                 100.781%

Beginning January 15, 2013 and ending on January 14, 2014                                 100.521%

Beginning January 15, 2014 and ending on January 14, 2015                                 100.260%

Beginning January 15, 2015 and thereafter                                                 100.000%

                                      A-2-8

6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder in integral multiples of $1,000 Principal Amount on January 15, 2015 at a price equal to the Principal Amount thereof plus accrued and unpaid interest to, but excluding, the purchase date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The Purchase Price for the January 15, 2015 purchase may be paid, at the option of the Company, in cash or by the delivery of Common Shares of Tyco, or in any combination thereof.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder not less than 35 nor more than 45 Business Days after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to the Principal Amount thereof plus accrued and unpaid interest to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal up to the close of business on the Purchase Date or a Fundamental Change Purchase Date in accordance with the provisions of the Indenture.

If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

7.   NOTICE OF REDEMPTION.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.   CONVERSION.

                                      A-2-9

Subject to this paragraph 8, Holders may surrender Securities for conversion into Common Shares on a Conversion Date at any time prior to the close of business on the Business Day immediately preceding January 15, 2023. If a Holder has submitted its debentures for purchase, the Holder may convert its debentures only if it withdraws its election in accordance with the Indenture. The conversion price is equal to the Principal Amount thereof divided by the Conversion Rate then in effect. A Holder may surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof until the close of business on the last Business Day prior to the Redemption Date.

A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 45.9821 Common Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion will receive cash or a check in lieu of any fractional Common Share.

In certain circumstances described in the Indenture, a Holder which surrenders Securities for conversion may receive Common Shares and cash in lieu of fractional shares from an Exchange Party and not from the Company and the Securities may remain outstanding.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

          A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares except as provided in the Indenture. Securities surrendered for conversion (in whole or in part) during the period after the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are (i) called for redemption or subject to purchase following a Fundamental Change, in either case, on a date during the period beginning after the close of business on a regular record date and ending at the opening of business on a the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day or (ii) subject to purchase on a Purchase Date) shall also be accompanied by payment in funds equal to the interest payable on such interest payment date on the Principal Amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security. On conversion of a Security, accrued and unpaid interest attributable to the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be

                                     A-2-10
treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such fair market value of such Common Shares (and any such cash payment) shall be treated as issued for the Principal Amount of the Security being converted pursuant to the provisions hereof.

The Conversion Rate will be adjusted for dividends or distributions on Common Shares payable in Common Shares or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Shares; distributions to all holders of Common Shares of certain rights to purchase Common Shares for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; distributions to such holders of assets, property or debt securities of Tyco or certain rights to purchase securities of Tyco (excluding certain cash dividends or distributions); and certain tender or exchange offers made by Tyco to all holders of Common Shares. However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

If Tyco is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Shares may be changed into a right to convert it into securities, cash or other assets of Tyco or another person.

9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Business Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Shares of Tyco and to make payment for such Securities to the Trustee in trust for such Holders.

10.  DENOMINATIONS; TRANSFER; EXCHANGE.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.  PERSONS DEEMED OWNERS.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

                                     A-2-11

12.  UNCLAIMED MONEY OR SECURITIES.

The Trustee and the Paying Agent shall return to the Company or the Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor, respectively, for payment as general creditors unless an applicable abandoned property law designates another person.

13.  AMENDMENT; WAIVER.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the series of Securities or the Guarantees with respect to a series may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the series of Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor and the Trustee may amend the Indenture, the Securities or the Guarantees (i) to cure any ambiguity, omission, defect or inconsistency so long as such changes do not materially and adversely affect the interest of the Securityholder, (ii) to comply with Article V or Section 10.14 of the Indenture, (iii) to add to the covenants of the Company or the Guarantor for the benefit of Securityholders or to secure the Company's obligations under the Securities and this Indenture, or
(iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.  DEFAULTS AND REMEDIES.

Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the series of Securities when the same becomes due and payable, (ii) default in the payment of interest on the series of Security when such amount becomes due and payable and such default continues for a period of 30 days, (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities of such series, subject to notice and lapse of time; (iv) default by the Company or the Guarantor in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of or interest on indebtedness for money borrowed, other than non- recourse indebtedness, in the principal amount then outstanding of $50 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 10 business days after notice to the Company or the Guarantor, as the case may be, in accordance with the Indenture; (v) any Guarantee with respect to the Securities of such series shall for any reason cease to be in full force and effect and enforceable in accordance with its terms; and (vi) certain events of bankruptcy or insolvency.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives

                                     A-2-12
reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the series of Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.  TRUSTEE DEALINGS WITH THE COMPANY AND GUARANTOR.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor, respectively, under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (with a Guarantee endorsed thereon), each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantees.

17.  AUTHENTICATION.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  GUARANTEES.

The payment and performance of all obligations of the Company under the Indenture and this Security are fully and unconditionally guaranteed to the holder of this Security by the Guarantor, as provided in the related Guarantee and the Indenture.

19.  ABBREVIATIONS.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

20.  GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, SHALL GOVERN THE INDENTURE AND THIS SECURITY (AND THE GUARANTEE ENDORSED HEREON).

                                     A-2-13

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Tyco International Group S.A.
     6 avenue Emile Reuter
     2nd Floor
     L-2420 Luxembourg
     Attn: Managing Director
     Facsimile No.: (352) 464-350

                    ASSIGNMENT FORM                                         CONVERSION NOTICE
------------------------------------------------------    ----------------------------------------------------
To assign this Security, fill in the form below:          To convert this Security into Common Shares of Tyco,
                                                          check the box / /

I or we assign and transfer this Security to              To convert only part of this Security, state the
                                                          Principal Amount to be converted (which must be
_____________________________________________________     $1,000 or an integral multiple of $1,000)

_____________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

_____________________________________________________     If you want the stock certificate made out in another
                                                          person's name fill in the form below:
_____________________________________________________
                                                          _____________________________________________________
_____________________________________________________
(Print or type assignee's name, address and zip code)     _____________________________________________________
                                                          (Insert the other person's soc. sec. tax ID no.)

and irrevocably appoint                                   _____________________________________________________

_________________ agent to transfer this Security on      _____________________________________________________
the books of the Company.  The agent may substitute
another to act for him.                                   _____________________________________________________
                                                          (Print or type other person's name, address and zip
                                                          code)

Date:             Your Signature:
       ----------                  -----------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

                                     A-2-14

                                                By:
                                                    --------------------------
                                                    Authorized Signatory

                                     A-2-15

                                   EXHIBIT A-3

                         [FORM OF CERTIFICATED SECURITY]

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE GUARANTEE ENDORSED HEREON AND THE COMMON SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-3-1

                          TYCO INTERNATIONAL GROUP S.A.

              Series A 2.75% Convertible Senior Debentures due 2018

No.                                  CUSIP:

Issue Date: January [   ], 2003

          TYCO INTERNATIONAL GROUP S.A., a Luxembourg company, promises to pay to Cede & Co. or registered assigns, the Principal Amount of [
($         )] on January 15, 2018.

          Interest Payment Dates: January 15 and July 15

          Record Dates: January 5 and July 5

          This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

                                      A-3-2

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the day of January, 2003.

                                                TYCO INTERNATIONAL GROUP S.A.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                      A-3-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          U.S. BANK N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                                U.S. BANK N.A.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                      A-3-4

                                    GUARANTEE

          For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, interest and premium, if any, and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, if any, of such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the series of Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Indenture.

          This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Dated:

                                                TYCO INTERNATIONAL LTD.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


               [FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]

                                      A-3-5

                                   EXHIBIT A-4

                         [FORM OF CERTIFICATED SECURITY]

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE GUARANTEE ENDORSED HEREON AND THE COMMON SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PRO VIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-4-1

                          TYCO INTERNATIONAL GROUP S.A.

             Series B 3.125% Convertible Senior Debentures due 2023

No.                                 CUSIP:

Issue Date: January [   ], 2003

          TYCO INTERNATIONAL GROUP S.A., a Luxembourg company, promises to pay to Cede & Co. or registered assigns, the Principal Amount of [
($         )] on January 15, 2023.

          Interest Payment Dates: January 15 and July 15

          Record Dates: January 5 and July 5

          This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

                                      A-4-2

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the day of January, 2003.

                                                TYCO INTERNATIONAL GROUP S.A.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                      A-4-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          U.S. BANK N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                                U.S. BANK N.A.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                      A-4-4

                                    GUARANTEE

          For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, interest and premium, if any, and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, if any, of such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the series of Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Indenture.

          This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Dated:

                                                TYCO INTERNATIONAL LTD.


                                                By:
                                                    --------------------------
                                                    Name:
                                                    Title:

               [FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-2]

                                     A-4-5

                                    EXHIBIT B

                              Transfer Certificate

          In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

          / / A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

          / / The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

          / / The transfer of the Surrendered Securities is being made to a purchaser who is not a U.S. person (as defined in Regulation S under the Securities Act) in an offshore transaction pursuant to Regulation S under the Securities Act; or

          / / The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

          / / The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

          / /  The transferee is an Affiliate of the Company.

DATE:
                              ----------------------------------
                              Signature(s)
(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

                                       B-1
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Participant in a Recognized Signature Guarantee Medallion Program

                                                By:
                                                    ---------------------------
                                                    Authorized Signatory

                                       B-2
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